Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Ordinary Shares of FREYR Battery. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 18, 2021

ATS AS

By:	/s/ Torstein Sjøtveit
	Name:	Torstein Sjøtveit
	Title:	Director

ATS Next AS

By:	/s/ Torstein Sjøtveit
	Name:	Torstein Sjøtveit
	Title:	Director